Filed Pursuant to Rule 424(b)(3)

File No. 333-259086

File No. 333-254678

NUVEEN DYNAMIC MUNICIPAL OPPORTUNITIES FUND (NYSE: NDMO)

NUVEEN MUNICIPAL CREDIT OPPORTUNITIES FUND (NYSE: NMCO)

(EACH, A “FUND” AND, TOGETHER, THE “FUNDS”)

SUPPLEMENT DATED MAY 31, 2023

TO EACH FUND’S PROSPECTUS AND

STATEMENT OF ADDITIONAL INFORMATION (“SAI”)

Nuveen Dynamic Municipal Opportunities Fund

Prospectus and SAI dated August 26, 2021, as supplemented

Nuveen Municipal Credit Opportunities Fund

Prospectus and SAI dated March 24, 2021, as supplemented

As previously announced on April 10, 2023, John V. Miller, CFA, effective today is no longer a portfolio manager of the Funds. Daniel J. Close, CFA, Stephen J. Candido, CFA, and Timothy T. Ryan, CFA, continue to serve as portfolio managers of the Nuveen Dynamic Municipal Opportunities Fund. Daniel J. Close, CFA, Stephen J. Candido, CFA, and Steven M. Hlavin continue to serve as portfolio managers of the Nuveen Municipal Credit Opportunities Fund. Based on the foregoing, all references and information relating to Mr. Miller are removed from each Fund’s Prospectus and SAI, and any supplements thereto.

PLEASE KEEP THIS WITH YOUR FUND’S

PROSPECTUS AND SAI FOR FUTURE REFERENCE